Exhibit (i)(2)

                           KIRKPATRICK & LOCKHART LLP
                         1800 MASSACHUSETTS AVENUE N. W.

                             WASHINGTON, D.C. 20036



                           TELEPHONE : (202) 778-9000

                            FACSIMILE: (202) 778-9100



                                                               December 29, 1999



Monarch Funds

Two Portland Square

Portland, Maine 04101





Ladies and Gentlemen:



         We consent to the continued inclusion as an exhibit to the Registration Statement of Monarch Funds of our opinion dated October 22, 1992 as to the legality of the securities registered by Monarch Funds as of that date.





                                                  Very Truly Yours,



                                                  /s/ Kirkpatrick & Lockhart LLP



                                                  Kirkpatrick & Lockhart LLP



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